Exhibit 99.1

Enertopia Provides WT Project 2025 Update

Kelowna, British Columbia--(Newsfile Corp. - August 27, 2025) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") is pleased to announce its latest corporate update.

WT Lithium Project Update:

The Company is pleased to announce that it has paid for its 88 West Tonopah Lode claims covering 1,818 acres to the BLM for the year ending Sept 1, 2026.

The Company has been in talks with 3rd party service providers in the Lithium industry who have a proven track record of taking Lithium source rocks or Li brine and producing battery grade lithium end products. Enertopia is currently doing its diligence and looks forward to the next steps in the process for this next phase of work using the Li claystone from the WT project with the objective to show that battery grade lithium could be produced using the materials from our WT project. We believe derisking the project will add value going forward in the potential tokenization of a royalty at the WT Lithium project.

The company reminds investors the WT lithium project hosts an at /near surface drilled resource that remains open at depth to add significant additional resources to the project. Further information on WT project can be found at https://enertopia.com/projects/smoky-valley/.

"The Enertopia team of consultants looks forward to continuing to move ahead on our Lithium and technology assets," stated President Robert McAllister.

For additional project details, please visit our website at https://enertopia.com/.

The scientific and technical content of this news release has been reviewed and approved by John Nelson, P.Geo., Director of the Company, and a Qualified Person (QP) as defined by National Instrument 43-101.

About Enertopia Corp.

Enertopia Corp. defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

For further information, please contact:

Enertopia Corporation
Robert McAllister, CEO

Tel: 1-888-ENRT201

www.enertopia.com

Renmark Financial Communications Inc.

Preston Conable: pconable@renmarkfinancial.com

Tel: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, 3rd party lithium technology,  competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the current patented or patent pending technology being used or developed will be economic or have any positive impact on Enertopia. There can be no assurance that the company will be successful in the tokenization of any of its financial assets. There can be no assurance that the financing will close and if closed will have any positive impact on Enertopia. There can be no assurance that the Li solution testing will result in battery grade product. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

Neither the OTC Markets and the CSE Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined, in the policies of the CSE Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.